Exhibit 99.1

             Immersion Wins Patent Infringement Trial Against Sony

    SAN JOSE, Calif.--(BUSINESS WIRE)--Sept. 21, 2004--Immersion Corporation (Nasdaq:IMMR), a leading developer and licensor of touch feedback technology, today announced that the jury returned a verdict favorable to Immersion in its patent infringement suit against Sony Computer Entertainment, Inc. and Sony Computer Entertainment of America, Inc. (Sony). The jury found that Sony infringed all the asserted claims of U.S. Patent Nos. 6,275,213 and 6,424,333 and that those claims were valid. The verdict also awarded Immersion damages in the amount of $82.0 million. A judgment has not yet been entered, and Immersion expects that post-trial motions and other actions by Sony will be filed with the Court with respect to the jury's decision and other matters. Immersion intends to ask the court to issue a permanent injunction to enjoin Sony's continued infringement. After judgment has been entered, the case may be appealed to the U.S. Court of Appeals for the Federal Circuit.
    Immersion will also hold a conference call regarding the verdict beginning at 1:30 p.m. Pacific Time on September 22, 2004.
    Those wishing to participate in the call should call +1
800.374.2366 (U.S./Canada) or +1 706.634.7540 (international)
approximately five minutes prior to the start of the call and reference confirmation number 60353. A replay of the call will be available until 8:59 p.m. Pacific Time on September 26, 2004 by dialing +1 800.642.1687 (U.S./Canada) or +1 706.645.9291
(international) and entering confirmation number 60353.
    A webcast of the conference call will be available at www.immersion.com. Please visit Immersion's Web site at least 15 minutes prior to register, download, and install any necessary audio software. A replay of the webcast will also be made available for one year following the call within the investor relations section of Immersion's corporate Web site.

    About Immersion (www.immersion.com)

    Founded in 1993, Immersion Corporation is a recognized leader in developing, licensing, and marketing digital touch technology and products. Bringing value to markets where man-machine interaction needs to be made more compelling, safer, or productive, Immersion helps its partners broaden market reach by making the use of touch feedback as critical a user experience as sight and sound. Immersion's technology is deployed across personal computing, entertainment, medical training, automotive, and 3D simulation markets. Immersion and its wholly-owned subsidiaries hold more than 230 issued patents worldwide.

    Forward Looking Statements

    This press release contains "forward-looking statements" that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of Immersion Corporation and its consolidated subsidiaries to differ materially from those expressed or implied by such forward-looking statements.
    All statements, other than the statements of historical fact, are statements that may be deemed forward-looking statements, including any projections or statements regarding future legal actions, plans, strategies, and/or objectives of management for future operations; and any statement or assumptions underlying any of the foregoing. Immersion's actual results might differ materially from those stated or implied by such forward-looking statements due to risks and uncertainties associated with Immersion's business.
    For a more detailed discussion of these factors, and other factors that could cause the Company's actual results to vary materially, interested parties should review the risk factors listed in the Company's most current Form 10-K and Forms 10-Q, which are on file with the U.S. Securities and Exchange Commission. The forward-looking statements in this press release reflect the Company's beliefs and predictions as of the date of this release. The Company disclaims any obligation to update these forward-looking statements as a result of financial, business, or any other developments occurring after the date of this release.
    Immersion is a trademark of Immersion Corporation. All other trademarks are the property of their respective owners.


    CONTACT: A&R Partners
             Elizabeth Conrady, 650-762-2815
             econrady@arpartners.com